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                                                                 EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of INSpire Insurance Solutions, Inc. (formerly Millers Integrated Claims Resources, Inc. and MilliRisk, Inc.) on Form S-8 of our report dated January 19, 1998, appearing in the Annual Report on Form 10-K of INSpire Insurance Solutions,
Inc. for the year ended December 31, 1997.



DELOITTE & TOUCHE LLP

Fort Worth, Texas
May 21, 1998